Exhibit 99.1

                                AEROCENTURY CORP.

                    Certification of Chief Executive Officer
                  pursuant to 18 U.S.C. Section 1350 as adopted
            pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


In connection with this annual report of AeroCentury Corp. (the "Company") on Form 10-KSB for the period ended December 31, 2003 (the "Report"), I, Neal D. Crispin, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

              (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

              (2) the information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company at the dates and for the periods indicated.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to AeroCentury Corp. and will be retained by AeroCentury Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.


Date: March 26, 2004               /s/  Neal D. Crispin
                                    -------------------------
                                    Neal D. Crispin
                                    Chief Executive Officer